EXHIBIT 5.1

SIDLEY	Sidley Austin LLP One South Dearborn Street Chicago, IL 60603 +1 312 853 7000 +1 312 853 7036 Fax AMERICA ASIA PACIFIC EUROPE
March 12, 2020
Tupperware Brands Corporation
14901 South Orange Blossom Trail
Orlando, Florida 32837
Re:    Post-Effective Amendment No. 1 to Registration Statement on Form S-8
Ladies and Gentlemen:
We refer to the Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Registration Statement No. 333-213329 on Form S-8 (the “Registration Statement”) being filed by Tupperware Brands Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), covering shares of common stock, $0.01 par value per share, of the Company (“Common Stock”), which may be issued under the Tupperware Brands Corporation 2019 Incentive Plan (the “2019 Plan”).
On May 22, 2019 (the “Effective Date”), the stockholders of the Company approved the 2019 Plan. The total number of shares of Common Stock that may be granted under the 2019 Plan includes, in addition to 850,000 new shares of Common Stock (included by the Company on a new Registration Statement on Form S-8 filed on May 28, 2019 with Registration Statement No. 333-231780), (i) the number of shares that remained available for issuance under the Tupperware Brands Corporation 2016 Incentive Plan (the “2016 Plan”) as of the Effective Date and (ii) the undelivered shares subject to outstanding awards under the 2016 Plan that become available for future awards under the 2019 Plan as provided for in the 2019 Plan (the shares described in (i) and (ii), the “2016 Plan Shares”).
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
We have examined the Post-Effective Amendment, the Registration Statement, the Company’s Restated Certificate of Incorporation, the Company’s Amended and Restated By-laws, the 2019 Plan, the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the 2019 Plan, and the proposal adopted by the stockholders of the Company relating to the 2019 Plan at the Company’s 2019 Annual Meeting of Stockholders. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.
Based on the foregoing, we are of the opinion that each 2016 Plan Share that is newly issued pursuant to the 2019 Plan will be validly issued, fully paid and non-assessable when: (i) the Post-Effective Amendment shall have become effective under the Securities Act; (ii) such 2016 Plan Shares shall have been duly issued and delivered in accordance with the 2019 Plan; and (iii) certificates representing such 2016 Plan Shares shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof) or, if any 2016 Plan Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such 2016 Plan Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the 2019 Plan.
This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP